Exhibit 99.1

October 1, 2021

CENAQ Energy Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing October 4, 2021

CENAQ Energy Corp. (NASDAQ: CENQU) (the “Company”) announced that, commencing October 4, 2021, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and warrants included in the Units. The shares of Class A common stock and warrants that are separated will trade on the NASDAQ Stock Market, LLC (“NASDAQ”) under the ticker symbols “CENQ” and “CENQW,” respectively. Those Units not separated will continue to trade on NASDAQ under the ticker symbol “CENQU.”

The Units were initially offered by the Company in an underwritten offering. Imperial Capital, LLC and I-Bankers Securities, Inc. acted as book runners for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on August 12, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CENAQ ENERGY CORP.

CENAQ Energy Corp. is a newly organized blank check formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While the Company reserves the right to pursue an acquisition opportunity in any business or industry, CENAQ intends to identify, acquire, and operate a business in the energy industry in North America. CENAQ is led by energy industry veterans John B. Connally III (Chairman), J. Russell Porter (CEO) and Michael J. Mayell (President and CFO).

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.